Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000
nellefson@pihq.com
PIZZA INN, INC. REPORTS RESULTS FOR
SECOND QUARTER FISCAL YEAR 2009
New buffet prototype delivers strong results. Company sets up incentives for future development.
The Colony, Texas — February 10, 2009 — PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $136,000, or $0.02 per share, for the second quarter ended December 28, 2008, versus net income of $853,000, or $0.08 per share, for the second quarter of the prior fiscal year. Highlights for the quarter ended December 28, 2008, included:
•	Comparable domestic buffet restaurant sales decreased 3.3% for the quarter compared to the same period of the prior fiscal year.

•	Total domestic restaurant sales decreased 5.8% for the quarter compared to the same period of the prior fiscal year.

•	Seven new franchise restaurants and one new domestic Company-owned restaurant opened during the quarter.

•	The new company-owned buffet restaurant located in Denton, TX reported sales for the quarter of $412,000, representing only 11 weeks of operation since opening on October, 15, 2008.

•	The Company recorded a $263,000 litigation settlement during the quarter, compared to a $284,000 litigation recovery in the same period of the prior fiscal year. Additionally, the Company recorded $74,000 of income tax expense for the quarter compared to no income tax expense for the same period of the prior fiscal year. In the absence of these items, net income per share would have been $0.05 for the second quarter of fiscal 2009 compared to $0.06 for the same period in the prior year.
Charlie Morrison, President and CEO, commented, “If you adjust for one-time, non-operating expenses, our underlying business performance remains stable. Our new prototype buffet-style restaurant in Denton, TX has been a big hit with customers and existing franchisees. Sales during the first 11 weeks of operation averaged more than $35,000 per week. Last month we announced our new

FOR IMMEDIATE RELEASE
Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000
nellefson@pihq.com
franchise incentive program offering 0% royalties for the first year of operation for new buffet restaurants as a means to stimulate demand for this new prototype in otherwise challenging financial times. We expect banks to look favorably on this incentive as a way to loosen tight lending standards so that many others can realize their dream of owning their own Pizza Inn franchise. Since opening our Denton store, two additional franchise locations, leveraging the look and feel of the new prototype, have successfully opened. We are also in the market looking for real estate for additional Company-owned locations.”
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.
Pizza Inn, Inc. (www.pizzainn.com) is headquartered in The Colony, Texas, along with its distribution division, Norco Restaurant Services Company. Pizza Inn franchises approximately 320 restaurants and owns two restaurants with annual and domestic and international chain-wide sales of approximately $135 million.

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	Dec. 28,	Dec. 23,	Dec. 28,	Dec. 23,
	2008	2007	2008	2007
REVENUES:
Food and supply sales	$9,645	$11,174	$19,779	$21,953
Franchise revenue	1,044	1,346	2,108	2,462
Restaurant sales	589	175	779	358

	11,278	12,695	22,666	24,773

COSTS AND EXPENSES:
Cost of sales	9,376	10,530	19,031	20,602
Franchise expenses	470	706	949	1,326
General and administrative expenses	856	704	1,543	1,327
Severance	—	79	37	379
Provision for bad debts	30	35	45	58
Loss on sale of assets	—	7	—	7
(Recovery) provision for litigation costs	263	(284)	263	(284)
Interest expense	16	17	28	29

	11,011	11,794	21,896	23,444

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	267	901	770	1,329
Income taxes	74	—	235	—

INCOME FROM CONTINUING OPERATIONS	193	901	535	1,329

Loss from discontinued operations, net of taxes	(57)	(48)	(106)	(131)

NET INCOME	$136	$853	$429	$1,198

EARNINGS PER SHARE OF COMMON STOCK — BASIC:
Income from continuing operations	$0.02	$0.09	$0.06	$0.13
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$0.02	$0.08	$0.05	$0.12

EARNINGS PER SHARE OF COMMON STOCK — DILUTED:
Income from continuing operations	$0.02	$0.09	$0.06	$0.13
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income	$0.02	$0.08	$0.05	$0.12

Weighted average common shares outstanding — basic	8,713	10,061	8,827	10,114

Weighted average common shares outstanding — diluted	8,713	10,087	8,832	10,142

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	Dec. 28,	June 29,
	2008 (Unaudited)	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$150	1,157
Accounts receivable, less allowance for bad debts of $172 and $128, respectively	3,110	2,773
Notes receivable, current portion	6	6
Income tax receivable	5	272
Inventories	1,315	1,396
Property held for sale	311	301
Deferred income tax assets, net	555	555
Prepaid expenses and other assets	250	235

Total current assets	5,702	6,695

LONG-TERM ASSETS
Property, plant and equipment, net	1,361	635
Notes receivable	3	7
Deferred income tax assets	237	237
Re-acquired development territory, net	—	46
Deposits and other assets	155	215

	$7,458	$7,835

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable — trade	$1,590	2,380
Outstanding checks in excess of cash in bank	302	—
Accrued expenses	1,121	1,316

Total current liabilities	3,013	3,696

LONG-TERM LIABILITIES
Deferred gain on sale of property	172	184
Deferred revenues	267	283
Other long-term liabilities	2	18
Debt	992	—

Total liabilities	4,446	4,181

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 15,130,319 and 15,130,319 shares, respectively; outstanding 8,615,759 and 9,104,361 shares, respectively	151	151
Additional paid-in capital	8,645	8,543
Retained earnings	18,053	17,624
Treasury stock at cost
Shares in treasury: 6,514,560 and 6,025,958, respectively	(23,837)	(22,664)

Total shareholders’ equity	3,012	3,654

	$7,458	$7,835

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	Dec. 28,	Dec. 23,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$429	$1,198
Adjustments to reconcile net income to cash (used) provided by operating activities:
Depreciation and amortization	143	171
Severance expense	—	379
Stock compensation expense	102	2
Provision for (recovery of) litigation costs	263	(284)
Loss on sale of assets	—	7
Provision for bad debts	45	58
Changes in operating assets and liabilities:
Notes and accounts receivable	(111)	(1,039)
Inventories	81	167
Deferred revenue	28	(17)
Accounts payable — trade	(790)	(64)
Accrued expenses	(486)	(363)
Prepaid expenses and other	—	(51)

Cash (used) provided by operating activities	(296)	164

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale of assets	—	92
Capital expenditures	(832)	(69)

Cash (used) provided by investing activities	(832)	23

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in line of credit, net	992	—
Outstanding checks in excess of cash in bank	302	—
Repurchase of common stock	(1,173)	(886)

Cash provided by (used) for financing activities	121	(886)

Net decrease in cash and cash equivalents	(1,007)	(699)
Cash and cash equivalents, beginning of period	1,157	1,879

Cash and cash equivalents, end of period	$150	$1,180

PIZZA INN, INC.
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Six Months Ended
	Dec. 28,	Dec. 23,
	2008	2007
CASH PAYMENTS FOR:

Interest	$25	$29
Income taxes	196	—